EXHIBIT 16.1



[MOORE STEPHENS POTTER LLP LETTERHEAD ]




April 6, 2004


Mr. Lee Sisney
Lincoln International Corporation
2300 Greene Way, Ste 201
Louisville, KY   40220

Dear Mr. Sisney:

We concur with the statement made by the registrant in the Form 10-k report that the relationship between Moore Stpehens Potter, LLP (f.k.a. Potter & Company,
LLP) and Lincoln International Corporation was terminated on July 28, 2003.


Sincerely,


MOORE STEPHENS POTTER, LLP


/s/ JOE ACKERMAN

Joe Ackerman, CPA
Partner